UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 3, 2016

CARBON NATURAL GAS COMPANY

(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 1170, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7043

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Overview of Transactions

On October 3, 2016 (the “Closing Date”), Nytis Exploration Company LLC (“Nytis LLC”), Carbon Natural Gas Company’s indirect subsidiary, completed the acquisition (the “Acquisition”) of producing natural gas wells and natural gas gathering facilities assets located in Carbon’s Appalachian Basin operating area. The Acquisition was pursuant to a Purchase and Sale Agreement, effective as of October 1, 2016 (the “Purchase Agreement”), by and among EXCO Production Company (WV), LLC, BG Production Company (WV), LLC and EXCO Resources (PA) LLC (collectively, the “Sellers”) and Nytis LLC, as the buyer. The purchase price of the acquired assets pursuant to the Purchase Agreement was $9 million, subject to normal and customary closing and post-closing adjustments.

In connection with and concurrently with the closing of the Acquisition, Carbon Natural Gas Company entered into a 4-year $100.0 million senior secured asset-based revolving credit facility (the “Credit Facility” and such agreement being the “Credit Agreement”) with LegacyTexas Bank. Borrowings under the Credit Facility were used (i) to pay off and terminate Nytis LLC’s existing credit facility with BOKF, N.A., (ii) to pay the purchase price to the Sellers for the Acquisition under the Purchase Agreement (iii) to pay costs and expenses associated with the Acquisition and the Credit Facility and (iv) to provide working capital for Carbon and Nytis LLC.

The Credit Facility

Principal and Maturity

On the Closing Date, Carbon entered into the Credit Agreement, for which facility LegacyTexas Bank is the initial lender and acts as administrative agent. The Credit Facility has a maximum availability of $100.0 million (with a $0.5 million sublimit for letters of credit), which availability is subject to the amount of the borrowing base. The borrowing base calculation under the Credit Facility is based on the loan value to be assigned to the proved oil and gas reserves of Carbon and its subsidiaries located in the United States based upon Reserve Reports delivered to the administrative agent twice per year. The initial borrowing base established under the Credit Facility is $17.0 million.

The Credit Facility will mature on the earlier of (x) the fourth anniversary of the Closing Date and (y) the date on which the Commitment of each Lender terminates in accordance with the Credit Agreement.

Guarantees and Security

Carbon, Nytis LLC and Carbon’s direct wholly-owned subsidiary, Nytis Exploration (USA) Inc. (“Nytis USA,” and with Carbon and Nytis LLC, the “Restricted Group”), are subject to the covenants under the Credit Agreement.  The Credit Facility is guaranteed by each existing and future direct or indirect subsidiary of Carbon (subject to various exceptions). The obligations of Carbon and the subsidiary guarantors under the Credit Facility are secured by pledges of the equity of Nytis USA held by Carbon and the equity of Nytis LLC held by Nytis USA and by essentially all tangible and intangible personal and real property of the Restricted Group (subject to certain exclusions).

Interest and Fees

Interest is payable quarterly and accrues on borrowings under the Credit Facility at a rate per annum equal to either (i) the base rate plus an applicable margin equal to 0.50%, 0.75%, 1.00%, 1.25% or 1.50% depending on the Credit Facility utilization percentage or (ii) the Adjusted LIBOR rate plus an applicable margin equal to 3.50%, 3.75%, 4.00%, 4.25% or 4.50% depending on the Credit Facility utilization percentage, at Carbon’s option. Carbon is obligated to pay certain fees and expenses in connection with the Credit Facility, including a commitment fee for any unused amounts of 0.50% and an origination fee of 0.75%. Loans under the Credit Facility may be prepaid without premium or penalty.

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Affirmative and Negative Covenants

The Credit Agreement contains certain affirmative and negative covenants that, among other things, limit the Restricted Group’s ability to (i) incur additional debt; (ii) incur additional liens; (iii) sell, transfer or dispose of assets; (iv) merge or consolidate, wind-up, dissolve or liquidate; (v) make dividends and distributions on, or repurchases of, equity; (vi) make certain investments; (vii) enter into certain transactions with their affiliates; (viii) enter into sale-leaseback transactions; (ix) make optional or voluntary payment of debt; (x) change the nature of their business; (xi) change their fiscal year or make changes to the accounting treatment or reporting practices; (xii) amend their constituent documents; and (xiii) enter into certain hedging transactions.

The affirmative and negative covenants are subject to various exceptions, including certain basket amounts and acceptable transaction levels. In addition, the Credit Agreement requires Carbon’s compliance, on a consolidated basis, with (i) leverage ratio and (ii) current ratio covenants tested quarterly commencing with the quarter ending March 31, 2017.

Prepayments

Carbon may at any time and from time to time prepay the loans under the Credit Facility, in whole or in part, without premium or penalty. Carbon must prepay borrowings under the Credit Facility or provide mortgages of additional oil and gas properties to the extent that outstanding loans and letters of credit exceed the borrowing base. Upon the occurrence of certain events, the administrative agent may apply amounts in controlled accounts for the repayment of loans under the Credit Facility.

Item 1.02.	Termination of a Material Definitive Agreement.

Please see the discussion set forth under Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K, which discussion is incorporated herein by reference in its entirety.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Please see the discussion set forth under Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K, which discussion is incorporated herein by reference in its entirety.

In the following disclosures, “we,” “our,” and “us” refer collectively to Carbon and Nytis LLC, unless otherwise stated.

(a)           Date of completion of the transaction.

On October 3, 2016, Nytis LLC effected the Closing under the Purchase Agreement.

(b)           Brief description of the assets involved.

The Acquisition is comprised of 2,334 natural gas wells which are currently producing approximately 9,300 net mcfe of gas per day (95% natural gas). The average working interest and average net revenue interest of the acquired wells is 95% and 79%. The acquisition includes over 900 miles of natural gas gathering pipelines and associated compression facilities.

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(c)           Identity of the person(s) from whom the assets were acquired, and the nature of any material relationship (other than in respect of the transaction) between them and Carbon, or any affiliate or any director or officer of Carbon, or any associate of any Carbon director or officer.

As disclosed in Item 1.01 above, the assets were acquired from EXCO Production Company (WV), LLC, BG Production Company (WV), LLC and EXCO Resources (PA) LLC. There is no relationship otherwise between such persons and Carbon, Nytis LLC, or any affiliate or any director or officer of Carbon or Nytis LLC, or any associate or director or officer of Carbon or Nytis LLC.

(d)           The nature and amount of consideration given or received for the assets and, if any material relationship is disclosed under (c) above, the formula or principle followed in determining the amount of such consideration.

At the Closing, we paid a total of approximately $8.1 million cash for the BG/EXCO Assets and assumed approximately $700,000 in liabilities related to the assets.

(e)           If the transaction being reported is an acquisition and if a material relationship exists between the registrant or any of its affiliates and the source(s) of the funds used in the acquisition, the identity of the source(s) of the funds, unless all or any part of the consideration used is a loan made in the ordinary course of business by a bank as defined in section 3(a)(6) of the Act, in which case the identity of such bank may be omitted, provided the registrant has made a request for confidentiality pursuant to section 13(d)(1)(b) of the Act, and states in the report on form 8-K that the identity of the bank has been so omitted and filed separately with the Commission.

As described in Item 1.01 above, the source of the funds paid to the Sellers in connection with the Acquisition was our new Credit Facility with LegacyTexas Bank.

Item 2.03.	Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion set forth under Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K, which discussion is incorporated herein by reference in its entirety.

Item 7.01.	Regulation FD Disclosure.

On October 5, 2016, Carbon Natural Gas Company issued a press release announcing the completion of the Acquisition and the establishment of the Credit Facility.  The press release is attached as Exhibit 99.1 hereto and is incorporated in its entirety into this Item 7.01 by reference.

In accordance with General Instruction B.2 to the Form 8-K, the information under this Item 7.01 shall be deemed to be “furnished” to the SEC and not be deemed to be “filed” with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.	Financial Statements and Exhibits.

(a)           Financial Statements of businesses acquired.

Carbon Natural Gas Company will file the financial statements required by Item 9.01(a) of Form 8-K by an amendment to this Current Report on Form 8-K no later than 71 calendar days from the date this Current Report on Form 8-K is required to be filed.

(b)           Pro forma financial information.

The amendment to this Current Report on Form 8-K mentioned in Item 9.01(a) above will also include the pro forma financial information required by Item 9.01(b) of Form 8-K.

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(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 5, 2016.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except for historical information, statements made herein, including those relating to the Company’s strategies, estimated and anticipated production, expenditures, infrastructure, estimated costs, number of wells to be drilled, estimated reserves, reserve potential, recoverable reserves, and financial position are forward-looking statements as defined by the Securities and Exchange Commission. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, Carbon’s ability to assimilate these newly acquired assets into its operations, the volatility of oil and gas prices, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates, and environmental risk. We caution you not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by reference.

Actual quantities of oil and gas that may be ultimately recovered from Carbon’s interests will differ substantially from our estimates. Factors affecting ultimate recovery include the scope of Carbon’s drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recovery of gas in place, length of horizontal laterals, actual drilling results, and geological and mechanical factors affecting recovery rates and other factors. Estimates of resource potential may change significantly as development of our resource plays provides additional data. Investors are urged to consider closely the disclosure in our filings with the SEC available upon request to: Corporate Secretary, Carbon Natural Gas Company, 1700 Broadway, Suite 1170, Denver, Colorado 80290; telephone (720) 407-7043. You may also obtain our public filings from the SEC website, http://www.sec.gov.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CARBON NATURAL GAS COMPANY
October 5, 2016
/s/ Patrick R. McDonald
Patrick R. McDonald, Chief Executive Officer

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